Environmental Products Agreement

This Environmental Products Agreement (this “Agreement”) is dated as of April 18, 2008 by and between Grey K Fund, LP, a Delaware limited partnership (“Grey K LP”), Grey K Offshore Fund, Ltd., a Cayman Island exempt company (“Grey K Offshore”), and Grey K Offshore Leveraged Fund, Ltd., a Cayman Island exempt company (“Grey K Leveraged”, and together with Grey K LP and Grey K Offshore, “Grey K”), Stratos Renewables Corporation, a Nevada corporation (the “Company”) and Stratos del Peru S.A.C., a Peru corporation (“Stratos SAC”).

WHEREAS, the Company Group is engaged in the business of (i) manufacturing ethanol and sugar products through the cultivation, harvesting and processing of sugarcane and (ii) producing electricity from the byproduct of sugarcane manufacturing (collectively, the “Business”);

WHEREAS, the conduct of the Business may generate transferable environmental attributes and other certificates including RECs, CERs and VERs (collectively, the “Environmental Products”);

WHEREAS, Grey K has experience and expertise in marketing, selling and trading Environmental Products;

WHEREAS, Grey K and the Company Group desire to work together to explore opportunities available to the Company Group to create, generate, produce or otherwise realize the Environmental Products originating, directly or indirectly, from the conduct and operations of the Business;

WHEREAS, the parties acknowledge that the Company’s commitments in this Agreement are a material inducement to Grey K entering into that certain Series A Preferred Stock and Warrant Purchase Agreement (the “Purchase Agreement”) and the Transaction Agreements (as defined in the Purchase Agreement), by and between the Company and Grey K pursuant to which Grey K will become a stockholder of the Company; and

WHEREAS, the Company Group desires to transfer and assign to Grey K, and Grey K desires to receive from the Company Group all of the Company Group’s right, title and interest in, to and under all of the Environmental Products generated by the Business in accordance with the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

Article 1
DEFINITIONS AND INTERPRETATION

1.1 Capitalized Terms. Capitalized terms used herein without definition have the respective meanings assigned thereto in Schedule I attached hereto and incorporated herein for all purposes of this Agreement (such definitions to be equally applicable to both the singular and plural forms of the terms defined). When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference is to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein are deemed in each case to be followed by the words “without limitation.” The word “herein” and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The word “or” has, except as otherwise indicated, the inclusive meaning represented by the phrase “and/or.”

1.2 Effective Date. This Agreement shall be effective on the date hereof (the “Effective Date”).

Article 2
TRANSFER OF ENVIRONMENTAL PRODUCTS

2.1 Transfer of Environmental Products.

2.1.1 Subject to the terms and conditions set forth in this Agreement, Grey K shall automatically receive all right, title and interest in, to and under all Environmental Products generated by, or capable of generation from, the Business directly from the Company Group when issued. In furtherance of the foregoing, Grey K (or Grey K’s designee) shall be named as a Project Participant in any Project Design Document and all relevant CDM project documents, as applicable in respect of the Business, Purchaser shall serve as the Focal Point for all communications with the Executive Board and the UNFCC Secretariat regarding allocation of CERs that are generated in respect of the Business.

2.1.2 In addition, the Company Group hereby agrees to transfer and assign (“Transfer”), free and clear of all Liens, to Grey K and Grey K hereby agrees to acquire and receive from the Company Group, all of the Company Group’s right, title and interest in, to and under all of the Environmental Products generated by the Business, in consideration of a portion of Net Proceeds as set forth in Section 2.2 below. Within two (2) Business Days of receipt of notice from Grey K, the Company Group shall execute any documents requested by Grey K for the Transfer of the Environmental Products to Grey K (including the execution and delivery of an Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit A (each such agreement, an “Assignment Agreement”)).

2.1.3 No member of the Company Group shall Transfer any Environmental Products to any Person other than Grey K or a designated affiliate of Grey K.

2.2 Payment of Net Proceeds

2.2.1  As consideration for the Transfer of the Environmental Products to Grey K, commencing with the year beginning January 1, 2013, the Company shall be entitled to receive 61.12% of the annual Net Proceeds actually received by Grey K in excess of $1,500,000 per year for each year occurring after December 31, 2012 from the sale of such Environmental Products by Grey K.

2.2.2 For purposes of this Agreement, “Net Proceeds” shall mean the gross proceeds from any sale of any Environmental Products by Grey K Transferred to Grey K under the terms and conditions of this Agreement (“Sale Proceeds”) less any out-of-pocket costs or expenses incurred by Grey K in connection with such sales or incurred in connection with the performance of any of its obligations under the terms of this Agreement, including any external brokerage or external trading fees, legal fees, amounts payable to third parties for engineering and/or consulting services associated with the implementation or development of Emissions Reductions Methodologies and Processes at the Company Group, Grey K’s portion of any Transfer Taxes and any Taxes imposed on the ownership, receipt or transfer of Environmental Products to third parties. For the avoidance of doubt, Grey K shall be entitled to deduct and retain the amounts specified in the foregoing sentence from the Sale Proceeds.

2.2.3 Within 5 Business Days of the receipt of any Sale Proceeds payable to the Company pursuant to Section 2.2.1, Grey K shall remit the applicable portion of the Net Proceeds to the Company by wire transfer in immediately available funds to an account designated by the Company in writing.

Article 3
DEVELOPMENT AND SALE OF ENVIRONMENTAL PRODUCTS

3.1.1 The Company Group and Grey K shall work together to explore all opportunities available to the Company Group to create, generate, produce or otherwise realize Environmental Products originating, directly or indirectly, from the conduct and operations of the Business.

3.1.2 Grey K shall have the exclusive right and authority, in Grey K’s sole discretion, to develop and implement emissions reductions methodologies, verification, certification and/or other monitoring processes at the Company Group necessary to realize the creation, generation and production of Environmental Products from the conduct and operations of the Business, including the right to engage third party engineering and consulting firms as Grey K deems necessary and advisable in Grey K’s sole discretion (collectively “Emissions Reductions Methodologies and Processes”). The Company Group shall cooperate with Grey K in connection with the implementation and development of Emissions Reductions Methodologies and Processes.

3.1.3 Grey K shall have the exclusive right and authority, in Grey K’s sole discretion, over all aspects related to the marketing, selling or trading of Environmental Products Transferred to or acquired by Grey K under this Agreement.

Article 4
TERMINATION

4.1 Termination.

4.1.1 This Agreement may not be terminated by either party except as follows:

(a) At any time by mutual written consent of the Company and Grey K;

(b) At any time by Grey K upon ninety 90 days prior written notice to the Company; and

(c) By Grey K, in the event any member of the Company Group Breaches this Agreement and such Breach is not cured within 45 days or, if such Breach is curable, such longer period as Grey K may agree (provided the Company Group is diligently pursuing such cure to the sole satisfaction of Grey K), after Grey K delivers written notice to the Company notifying the Company of such Breach and its intention to terminate this Agreement, and, upon such termination, the Company Group shall pay Grey K an amount equal to all unreimbursed costs and expenses incurred by Grey K in connection with the development and implementation of the Emissions Reductions Methodologies and Process plus $5,000,000.

4.2 Effect of Termination.

In the event this Agreement is terminated as provided in this Article 4, this Agreement shall forthwith become wholly void and of no effect, and the parties shall be released from all future obligations hereunder; provided, however, that nothing in this Article 4 shall relieve any party of Liability for any Breach and that the provisions of this Article 4, Article 8, and Article 9 shall survive such termination.

Article 5
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Grey K as of the date hereof and upon the date of each Transfer of Environmental Products as follows:

5.1 Organization and Good Standing.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct the Business as it is now being conducted, to own, lease and operate the properties and Assets that it purports to own, lease and operate, and to perform all of its obligations under its Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership, lease or use of the properties owned, leased or used by it, or the nature of the activities conducted by it, requires such qualification.

5.2 Enforceability; Authority; No Conflict.

5.2.1 This Agreement constitutes, and when executed each Assignment Agreement shall constitute, the legal, valid and binding obligation of the Company Group, enforceable against each member of the Company Group in accordance with their terms. Each member of the Company Group has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and each Assignment Agreement and to perform all of its obligations under this Agreement and each Assignment Agreement, and such action has been duly authorized by all necessary action by each member of the Company Group’s board of directors.

5.2.2 Neither the execution and delivery of this Agreement or any Assignment Agreement by any member of the Company Group, as applicable, nor the consummation or performance of any of the transactions contemplated hereby or thereby by any member of the Company Group will, directly or indirectly (with or without notice or lapse of time): (i) Breach (A) any provision of any of the Governing Documents of such member of the Company Group or (B) any resolution adopted by the board of directors of such member of the Company Group; (ii) Breach or give any Governmental Entity or other Person the right to challenge this Agreement or any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which the Company Group, or any of the Assets, including the Environmental Products, may be subject; (iii) contravene, conflict with or result in a violation or Breach of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any permit that is held by the Company Group or that otherwise relates to the Assets or to the Business; (iv) cause Grey K to become subject to, or to become liable for the payment of, any Tax; or (v) Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Contract of the Company Group.

5.2.3 No member of the Company Group is required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or, when executed, any Assignment Agreement or the consummation or performance of any of the transactions contemplated hereby or thereby including the Transfer of the Environmental Products to Grey K.

5.3 Title to Environmental Products.

The Company Group has (or will have at the time of Transfer to Grey K) good and marketable title to the Environmental Products, and will transfer such good and marketable title, free and clear of any and all Liens, to Grey K in accordance with the terms and conditions of this Agreement.

5.4 Subsidiaries.

The Company Group has no Subsidiaries other than Stratos SAC.

Article 6
REPRESENTATIONS AND WARRANTIES OF GREY K

Each of Grey K LP and Grey K Offshore, severally and not jointly, represents and warrants to the Company and upon the date of each Transfer of Environmental Products as follows:

6.1 Organization and Good Standing.

Each of Grey K LP and Grey K Offshore is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, with all necessary power and authority to conduct its business as it is now conducted.

6.2 Enforceability; Authority; No Conflict.

6.2.1 This Agreement constitutes, and when executed each Assignment Agreement shall constitute, the legal, valid and binding obligation of Grey K, enforceable against Grey K in accordance with their terms. Grey K has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and each Assignment Agreement and to perform its obligations under this Agreement and each Assignment Agreement, and such action has been duly authorized by all necessary company action on the part of Grey K.

6.2.2 The execution and delivery of this Agreement and, when executed, each Assignment Agreement by Grey K and the consummation or performance of any of the transactions contemplated hereby or thereby by Grey K will not give any Person the right to prevent, delay or otherwise interfere with any of the transactions contemplated hereby pursuant to: (a) any provision of Grey K’s Governing Documents; (b) any resolution adopted by the board of directors of Grey K; (c) any Legal Requirement or Order applicable to Grey K; or (d) any Contract to which Grey K is a party or by which Grey K may be bound.

Article 7
COVENANTS

7.1 Conduct of Business.

Except (a) as expressly permitted by this Agreement or (b) with the prior written consent of Grey K, the Company Group shall (i) conduct the Business in the ordinary course, (ii) conduct the Business consistent with the generation, certification and/or verification of Environmental Products and the Emissions Reductions Methodologies and Processes, (iii) use commercially reasonable efforts to cause the appropriate Governmental Entity or other accredited entity to verify, certify or otherwise make the Environmental Products available for Transfer and (iv) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it (including by using commercially reasonable efforts to preserve its assets and technology and relationships with customers, suppliers, distributors, licensors and licensees) and retain the services of its present officers and key employees.

7.2 Access and Investigation.

Upon reasonable advance notice received from Grey K, the Company Group shall (a) afford Grey K and its respective Representatives reasonable access, during regular business hours, to the books and records of the Company Group (such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of the Company Group and the Business) and (b) otherwise cooperate and assist, to the extent reasonably requested by Grey K, with Grey K’s investigation and audit of the Environmental Product Statements, including its verification of the production of ethanol and electricity and generation of Environmental Products by the Business.

7.3 Information Rights; Books and Records.

7.3.1 The Company Group shall provide, or cause to be provided, to Grey K, as soon as available but no less frequently than once per calendar quarter, a written report detailing the production of ethanol and electricity and the generation of Environmental Products (“Environmental Product Statements”) and such other information related to the Business as may be reasonably requested by Grey K.

7.3.2 The Company Group will maintain true and complete books and records of account in which full and correct entries will be made of all of its business transactions, including the production of ethanol and electricity and the generation of Environmental Products, pursuant to a system of accounting established and administered in accordance with GAAP.

7.3.3 After January 1, 2013 Grey K will (i) maintain true and complete books and records of account in which full and correct entries will be made relating to the sale of Environmental Products Transferred to it under the terms of this Agreement and (ii) prior to the twentieth day of the end of each calendar month, provide to the Company a written report detailing any sales or trades of Environmental Products which occurred in the preceding month, the gross proceeds from any such sales and the amount of any out-of-pocket costs or expenses incurred by Grey K in connection with such sales or incurred in connection with the performance of any of its obligations under the terms of this Agreement during the preceding month.

7.4 Implementation of Emissions Reductions Methodologies and Processes

The Company Group agrees to use reasonable efforts to cooperate fully with Grey K and its Representatives, including third party engineering and consulting firms, in connection with the development and implementation of Emissions Reductions Methodologies and Processes at the Company Group in order to maximize the realization, creation, generation and production of Environmental Products from the Business.

7.5 Notification.

The Company Group and Grey K shall promptly notify the other party hereto of the occurrence of any Breach of any covenant of such party under this Agreement or of the occurrence of any event that may make the performance by such party of its obligations hereunder impossible or unlikely.

7.6 No Liens; No Transfer.

Without the prior written consent of Grey K, the Company Group shall not Transfer, assign, sell, dispose of, place or allow to be placed a Lien on, pledge or otherwise encumber any Environmental Products or any Assets of the Company Group which are involved in the development or creation of any Environmental Products.

7.7 Grant of Security Interest.

To secure the payment and performance of the obligations hereunder, the Company Group hereby grants to Grey K a first priority Lien on, security interest in and right of set-off against any and all right, title and interest of the Company Group in and to any and Environmental Products (the “Collateral”), whether now owned or existing or hereafter created, acquired or arising. The Company Group authorizes Grey K at any time and from time to time to file financing statements, continuation statements and amendments thereto, relating to the Collateral.

7.8 Subsidiaries; Further Assurances.

7.8.1 Promptly upon the creation or acquisition of any Subsidiary, the Company shall cause such Subsidiary to execute a counterpart to this Agreement acknowledging the agreement of such Subsidiary to be bound to this Agreement as a member of the “Company Group,” and making the representations, warranties covenants and transfers set forth herein, on behalf of such Subsidiary; provided, however, that any Subsidiary which has assigned its rights to any Environmental Products to an unaffiliated third party prior to the time of the Company’s acquisition of such Subsidiary shall not be required to assign such Environmental Products to Grey K until such time as such assignment terminates or otherwise expires (without giving effect to any extensions, amendments, restatements, supplements or modifications thereof).

7.8.2 The parties hereto shall cooperate reasonably with each other and with their respective Representatives in connection with any actions required to be taken as part of their respective obligations under this Agreement, and shall execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions of this Agreement and to give effect to the transactions contemplated hereby, including the taking of all actions necessary to certify the generation of the Environmental Products and the execution and delivery of such assignments and other documents as may be reasonably necessary to Transfer the Environmental Products to Grey K in accordance with applicable Legal Requirements.

Article 8
INDEMNIFICATION

8.1 Indemnification; Limitation on Liability

8.1.1 Indemnification. Each party agrees to indemnify, defend and hold harmless the other party from and against any and all Losses arising out of, based upon or resulting from such party’s (i) Breach of any representation or warranty contained in or referred to in this Agreement and any Assignment Agreement and (ii) Breach of, or any failure to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement and any Assignment Agreement; provided, that Grey K’s obligation to indemnify the Company Group will be limited to the amount of Net Proceeds actually received by Grey K pursuant to this Agreement.

8.1.2 Limitation of Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, GREY K MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, AT EQUITY, COMMON LAW, BY STATUTE OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY INCLUDING ANY REPRESENTATION OR WARRANTY AS TO THE PRICE OR DEMAND FOR THE ENVIRONMENTAL PRODUCTS OR TO THE EXISTENCE OR DEVELOPMENT OF AN ACTIVE AND SUSTAINABLE TRADING MARKET FOR THE ENVIRONMENTAL PRODUCTS, ALL OF WHICH ARE DISCLAIMED.

Article 9
MISCELLANEOUS

9.1 Notices. All notices which any party hereto may give to any other party hereto under or in connection with this Agreement or any Assignment Agreement shall be in writing and shall be sent by any of the following methods: hand delivery; reputable overnight courier guaranteeing overnight delivery; certified mail, return receipt requested; or facsimile transmission. An electronic copy of any such notice shall also be sent on the same day by email (provided, however, that failure to send an electronic copy shall not invalidate any such notice). The communications shall be sent to the following addresses, and shall be effective on the Business Day (i) in the case of hand delivery, when delivered, (ii) in the case of overnight courier, on the next Business Day after such notice was sent, (iii) in the case of certified mail, on the fifth (5th) Business Day after being deposited in the mail, and (iv) in the case of facsimile, upon receipt of confirmation of transmission; provided, that any communication received after the close of business on a Business Day shall be deemed to have been received on the next following Business Day:

if to Grey K, to:	c/o RNK Capital LLC 527 Madison Avenue, 7th Floor New York, NY 10022 Attention: Donald Lepore Facsimile: (212) 419-3971 E-mail: don.lepore@rnkcapital.com

if to the Company Group, to:	Stratos Renewables Corporation 9440 Santa Monica Boulevard, Suite 401 Beverly Hills, CA 90210 Attention: Katharine Alade Facsimile: (310) 402-5931 E-mail: ___________

9.2 Amendments; No Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Grey K or in the case of a waiver, by the party or parties against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

9.3 Expenses. Unless otherwise contemplated by this Agreement or any Assignment Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the Company Group.

9.4 Successors and Assigns; Benefit. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Company Group may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Grey K. In connection with a Change of Control Transaction, the Company Group agrees to cause the acquiring or surviving Person, as the case may be, to assume all of its obligations in writing under this Agreement. Nothing in this Agreement, expressed or implied, shall confer on any Person other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

9.5 Governing Law; Jurisdiction. All matters arising out of or relating to this Agreement and each Assignment Agreement shall be construed in accordance with and governed by the internal laws of the State of New York without regard to any conflicts of law principles that would result in the application of the laws of another jurisdiction. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated hereby (including any Assignment Agreement): (a) each of the parties hereto irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and Federal courts located in New York; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any Federal court located in the State of New York; and (c) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid.

9.6 Changes in Law. In the event of any changes in Legal Requirements (including the creation of any new Legal Requirements) applicable to or otherwise concerning the creation or characteristics of the Environmental Products covered by this Agreement, this Agreement will be construed in such manner as shall, and each of the Company Group and Grey K shall take such action as may be reasonably required to, maintain, to the extent possible, the same responsibilities and economic benefits contemplated hereunder. Notwithstanding the fact that such a change in Legal Requirements may result in the increase or decrease of the value of the Environmental Products, the parties will nevertheless remain obligated to perform in accordance with the terms of this Agreement.

9.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY ASSIGNMENT AGREEMENT).

9.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9.9 Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties intend that each representation and each warranty contained in this Agreement shall have independent significance. Accordingly, except as otherwise expressly provided in this Agreement, nothing contained in any representation or warranty, or the fact that any representation or warranty may be more specific or less specific than any other representation or warranty, shall in any way limit, restrict or otherwise affect the scope, applicability or meaning of any other representation or warranty contained in this Agreement.

9.10 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts and by facsimile signatures, each of which shall be deemed an original, with the same effect as if the signatures hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

9.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

9.12 Relationship of the Parties. (a) The obligations of the Company Group and Grey K under this Agreement shall be in every case separate and shall not be or be construed to be joint and several. No party hereto shall have the authority to act for or to assume any obligations or responsibilities on behalf of the other party hereto. The relationship of the Company Group to Grey K and Grey K to the Company Group is one of independent contractors, and is not one of partners or joint venturers. It is not the purpose or intention of this Agreement to create, and this Agreement shall never be construed as creating, a common law or statutory partnership, association or alliance, agency or any other relationship that is not expressly authorized by this Agreement whereby either party hereto shall be held liable for the acts, either by omission or commission, of the other party hereto. (b) All rights and obligations of Grey K LP, Grey K Offshore and Grey K Leveraged hereunder shall be several and not joint, based on their respective Allocation Amount. The “Allocation Amount” shall be determined by Grey K LP from time to time upon written notice to the Company.

9.13 Specific Performance. In addition to any other remedies which any party hereto may have at law or in equity, either party shall have the right to equitable relief, including, without limitation, an injunction for specific performance of any obligation arising under this Agreement and any Assignment Agreement. The parties further acknowledge and agree that damages would not be an adequate remedy for any Breach by it of the provisions of this Agreement and any Assignment Agreement and that the parties shall be entitled, without proof of special damages, to the remedies of injunctive and other equitable relief for any threatened or actual Breach by either party of this Agreement and any Assignment Agreement.

9.14 Confidentiality. Without the prior written consent of the other party to this Agreement, neither the Company Group or any of its Representatives nor Grey K or any of its Representative, shall disclose, and each party shall use reasonable efforts to cause each of their respective Representatives not to disclose, to any other Person the fact that this Agreement exists or the terms hereof, the discussions or negotiations that took place (or may take place) regarding the potential Transfers and other transactions between Grey K and the Company Group contemplated hereunder, or any of the terms, conditions or other facts with respect to any such possible Transfers or other transactions, including the status thereof, except (i) as required by applicable Legal Requirements, in which case the party that is required to disclose such information shall consult and work in good faith with the other party hereto in order to reach a mutual agreement with respect to the content of such disclosure and (ii) for any disclosure by Grey K in connection with the potential sale of Environmental Products.

9.15 Additional Documents and Agreements; Cooperation. The parties agree to execute, with acknowledgment and affidavit if required, such additional documents and agreements, and to take such further actions, as may reasonably be required to carry out the provisions and intent of this Agreement and every agreement or document relating hereto, or entered into in connection herewith. The Company Group will exercise good-faith efforts to assist Grey K to fulfill any requests made by Grey K in respect of any audit requirements of Grey K or its Affiliates. Without limiting the generality of the foregoing, the Company Group will provide, upon request by Grey K, Grey K’s auditor or an auditor of a Grey K Affiliate, a written statement to Grey K and/or any auditor of Grey K or its Affiliates confirming that it is a party to this Agreement and to the relative terms and provisions of this Agreement, including without limitation cash amounts paid or received, unpaid liabilities and contingent liabilities and assets owned.

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IN WITNESS WHEREOF, the parties hereto have executed this Environmental Products Agreement as of the date first written above.

GREY K FUND, LP

By:	Grey K GP, LLC

By:	/s/ ROBERT KOLTUN
Robert Koltun
Managing Member

GREY K OFFSHORE FUND, LTD.

By:	RNK Capital LLC

By:	/s/ ROBERT KOLTUN
Robert Koltun
Managing Member

GREY K OFFSHORE LEVERAGED FUND, LTD.

By:	RNK Capital LLC

By:	/s/ ROBERT KOLTUN
Robert Koltun
Managing Member

STRATOS RENEWABLES CORPORATION

By:	/s/ STEVEN MAGAMI
Steven Magami
President

STRATOS DEL PERU S.A.C.

By:	/s/ CARLOS ANTONIO SALAS
Carlos Antonio Salas
Chief Executive Officer

Schedule I
Definitions

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

“Assets” means the assets of the Company Group used or held for use in connection with the Business.

“Breach” means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant, obligation, or agreement in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

“Business Day” means any day other than (a) Saturday or Sunday or (b) a day on which banks in New York are permitted or required to be closed.

“CDM” has the meaning ascribed to such term by Article 12 of the Kyoto Protocol.

“CERs” means certified emission reductions.

“Change of Control Transaction” means, with respect to the Company Group, any of the following (i) an initial public offering of common stock of any member of the Company Group or securities convertible into or exchangeable for common stock of any member of the Company Group, (ii) a merger or consolidation of any member of the Company Group with or into any other Person, (iii) an acquisition by any Person or group of Persons of effective control (whether through legal or beneficial ownership of equity interests, by contract or otherwise) of the Company Group or (iv) a sale of all or substantially all of the assets of any member of the Company Group in one or a series of related transactions.

“Company Group” means the Company and Stratos SAC together with their Subsidiaries, whether such Subsidiaries are acquired or created on or after the Effective Date.

“Consent” means any written approval, consent, ratification, waiver or other authorization.

“Contract” means any agreement, contract, lease, license, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

“COP/MOP” means Conference of the Parties to the UNFCCC serving as the “meeting of the Parties” to the Kyoto Protocol.

“Executive Board” has the meaning ascribed to such term by Decision 3/CMP.1 of the COP/MOP, as the same may be amended, supplemented or otherwise modified.

“Focal Point” means the Project Participant who will be responsible for all contacts and communications with the Executive Board and the UNFCC Secretariat.

“GAAP” means generally accepted accounting principles for financial reporting in the United States.

“Governing Documents” means with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation, memorandum or articles of association and the bylaws, if applicable; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equityholders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and (g) any amendment or supplement to any of the foregoing.

“Governmental Entity” means any federal, state, municipal, local or foreign government or supranational authority and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign or supranational.

“Kyoto Protocol” means the Kyoto Protocol to the UNFCCC or any successor regime.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

“Liabilities” means liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or unmatured, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost or expense.

“Lien” means, with respect to any property or asset, any lien, security interest, mortgage, pledge, charge, claim, lease, agreement, right of first refusal, option, limitation on transfer or use or assignment or licensing, restrictive easement, charge or any other restriction of any kind, including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership, in respect of such property or asset.

“Losses” means any losses, damages, deficiencies, Liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting and other professional fees and expenses.

“Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Entity or arbitrator.

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Entity.

“Project Design Document” has the meaning ascribed to such term by Decision 3/CMP.1 of the COP/MOP, supplemented or otherwise modified.

“Project Participant” has the meaning ascribed Decision 3/CMP.1 of the COP/MOP.

“RECs” means renewable energy certificates.

“Representatives” means, with respect to Grey K or the Company Group, as the case may be, the shareholders, members (and any advisors to such shareholders or members), directors, officers, managers, employees, Affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents of Grey K or the Company Group, as the case may be.

“Subsidiary” means, when used with respect to any specified Person, any other Person (i) of which the specified Person or any Subsidiary thereof is a general partner or managing member, (ii) of which the specified Person or an Subsidiary thereof own 50% or more of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions for such other Person, or (iii) that is directly or indirectly controlled by the specified Person or any Subsidiary thereof.

“Tax” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Entity or payable under any tax-sharing agreement or any other Contract.

“UNFCCC” means the United Nations Framework Convention on Climate Change or any successor regime.

“VERs” means verified emission reductions.

EXHIBIT A

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), dated as of ________, 20__, is entered into by and between Grey K Fund, LP, a Delaware limited partnership (“Grey K LP”), Grey K Offshore Fund, Ltd., a Cayman Island exempt company (“Grey K Offshore”) and Grey K Offshore Leveraged Fund, LP, a Cayman Island exempt company (“Grey K Leveraged”, and together with Grey K LP and Grey K Offshore, “Assignee”), and [          ] (“Assignor”).

RECITALS

WHEREAS, Assignor and Assignee are parties to that certain Environmental Products Resale Agreement dated as of April __, 2008 (the “Agreement”). Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Agreement;

WHEREAS, pursuant to the Agreement, Assignor agreed to transfer and assign, free and clear of all Liens, to the Assignee all of Assignor’s right, title and interest in the Environmental Products listed on Schedule A attached hereto (the “Transferred Environmental Products”);

WHEREAS, pursuant to the Agreement, Assignee agreed to acquire and receive from Assignor, all of Assignee’s right, title and interest in, to and under the Transferred Environmental Products; and

WHEREAS, Assignor and Assignee desire to enter into this Assignment to effect such assignment and assumption.

NOW THEREFORE, based on the premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Assignor hereby assigns, grants, conveys, transfers and delivers to Assignee all of Assignor’s right, title and interest, free and clear of all Liens, in and to the Transferred Environmental Products. Assignee hereby accepts and assumes the Transferred Environmental Products.

2. The terms of the Agreement, including but not limited to the parties’ respective representations, warranties, covenants, agreements and indemnities relating to the Transferred Environmental Products, are incorporated into this Assignment herein by reference. The parties acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict of inconsistency between the terms of the Agreement and the terms hereof, the terms of the Agreement shall govern.

3. Assignor does hereby agree, from time to time as and when reasonably requested by Assignee, to execute and deliver all such other assignments, instruments or other documents, and to take such further or other actions, all in accordance with applicable Legal Requirements, as may be reasonably necessary in order to assign, grant, convey, transfer and deliver to Assignee all of Assignor’s right, title and interest, free an clear of all Liens, in and to the Transferred Environmental Products in accordance with the Agreement and terms hereof and consummate more effectively the transactions contemplated to occur hereunder and thereunder. If requested by Assignee, Assignor shall present or otherwise enforce in its own name for the benefit of the Assignee any claims, rights or benefits that are transferred to Assignee by this Agreement and that require prosecution or enforcement in Assignor’s name.

4. All matters arising out of or relating to this Assignment shall be construed in accordance with and governed by the internal laws of the State of New York without regard to any conflicts of law principles that would result in the application of the laws of another jurisdiction.

6. This Assignment may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of Assignee and Assignor and delivered to the other party, it being understood that Assignee and Assignor need not sign the same counterpart.

8. This Assignment shall be binding upon and inure to the benefit of each party and its successors and permitted assigns.

9. This Assignment may be amended from time to time only by the written agreement of Assignee and Assignor.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption Agreement as of the date first above written.

GREY K FUND, LP

By:	Grey K GP, LLC

By:
Robert Koltun
Managing Member

GREY K OFFSHORE FUND, LTD.

By:	RNK Capital LLC

By:
Robert Koltun
Managing Member

By:
Name:
Title:

GREY K OFFSHORE LEVERAGED FUND, LTD.

By:	RNK Capital LLC

By:
Robert Koltun
Managing Member

Schedule A

List of Transferred Environmental Products

Type of Environmental Product (e.g. RECs, CERs, VERs, etc.)	Date of Generation; Certification; Verification, etc.	Quantity	Vintage